Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.

Dated: February 24, 2017

GPG SSF INVESTMENT, LLC
By: Green Park & Golf Ventures, LLC, its Managing Member

/s/ Carl D. Soderstrom
Name: Carl D. Soderstrom
Title: Manager

GPG RM INVESTMENT, LLC
By: Green Park & Golf Ventures II, LLC, its Managing Member

/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

GREEN PARK & GOLF VENTURES, LLC

/s/ Carl D. Soderstrom
Name: Carl D. Soderstrom
Title: Manager

GREEN PARK & GOLF VENTURES II, LLC

/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

/s/ Carl D. Soderstrom
Carl D. Soderstrom

/s/ Clay M. Heighten
Clay M. Heighten, M.D.

/s/ Gilbert G. Garcia II
Gilbert G. Garcia II